Exhibit 99.2

Carvana Announces Industry-Leading Third Quarter 2024 Results

Delivers Net Income of $148 Million and record Adjusted EBITDA of $429 Million
Drives industry-leading 34% YoY Retail Unit growth, Net Income margin of 4.0%, and industry-leading 11.7% Adjusted EBITDA margin, a new best for public automotive retailers
For Q4, Carvana expects a sequential increase in YoY growth rate for retail units;
for full year 2024, Carvana expects Adjusted EBITDA significantly above the high end of previous $1.0 - $1.2 Billion range1

PHOENIX – Oct. 30, 2024 – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended September 30, 2024. Carvana’s complete third quarter 2024 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
"Carvana’s exceptional results underscore our position as the fastest-growing and most profitable automotive retailer,” said Ernie Garcia, Carvana founder and CEO. “Our progress in Q3 further highlights the strength of our vertically integrated business model and also begins to demonstrate the power of our unique infrastructure, including the ADESA network. As we integrate our operations and tap our national footprint, we are not only driving efficient growth, but also improving customer experiences, reducing costs, and strengthening our wholesale platform. With just 1% share in an enormous market, significant capacity to support growth, and a business that generates positive feedback as it scales, we are just getting started."
Q3 2024 Highlights
Carvana's strong results in Q3 continue to demonstrate the differentiated benefits of its vertically-integrated business model2.In Q3 2024, Carvana sold 108,651 retail units (+34% YoY) for total revenue of $3.655 billion (+32% YoY) while reaching new profitability milestones, including:
•Net Income of $148 million and Net Income margin of 4.0%
•Record Adjusted EBITDA of $429 million
•Record Adjusted EBITDA margin of 11.7%, a new all-time best for public automotive retailers
•Record GAAP Operating Income of $337 million

Outlook
Looking toward the fourth quarter, Carvana expects the following as long as the environment remains stable:
•A sequential increase in its year-over-year growth rate in retail units sold, and
•Adjusted EBITDA significantly above the high end of its previously communicated range of $1.0 to $1.2 billion for the full year 2024.1

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss).
2 For additional details please see the “Benefits of Carvana's Differentiated Business Model” presentation on our Investor Relations website. Information on our website is not incorporated by reference into this release.

Conference Call Details
Carvana will host a conference call today, October 30, 2024, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, November 6, 2024, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 9979887#.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our operational and efficiency initiatives and gains, our strategy, expected gross profit per unit, forecasted results, including forecasted Adjusted EBITDA, potential infrastructure capacity utilization, efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expected customer patterns and demand, potential benefits from new technology, anticipated benefits of integrations, and our long-term financial goals and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our ability to utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to scale up our business; the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues; our ability to raise additional capital and our substantial indebtedness; our history of losses and ability to maintain profitability in the future; our ability to effectively manage our rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; the changes in prices of new and used vehicles; our ability to effectively manage our inventory or acquire desirable inventory; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA; and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as net income plus income tax (benefit) provision, interest expense, other operating expense, net, other expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and loss on debt extinguishment, minus revenue related to our Root Warrants and gain on debt extinguishment. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions, except per unit amounts)	Sep 30, 2024	Sep 30, 2023
Net income	$148	$741
Income tax (benefit) provision	(1)	29
Interest expense	157	153
Other expense, net	29	3
Loss (Gain) on debt extinguishment	4	(878)
Operating income	$337	$48
Other operating expense, net	1	1
Depreciation and amortization expense in cost of sales	33	42
Depreciation and amortization expense in SG&A expenses	40	45
Share-based compensation expense in cost of sales	1	—
Share-based compensation expense in SG&A expenses	23	18
Root warrant revenue	(6)	(6)
Adjusted EBITDA	$429	$148

Total revenues	$3,655	$2,773
Net income margin	4.0%	26.7%
Adjusted EBITDA margin	11.7%	5.3%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Over the past decade, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can choose from tens of thousands of vehicles, get financing, trade-in, and complete a purchase entirely online with the convenience of home delivery or local pick up in over 300 U.S. markets. Carvana’s vertically integrated platform is powered by its passionate team, unique national infrastructure, and purpose-built technology. Carvana is a Fortune 500 company and is proud to be recognized by Forbes as one of America’s Best Employers.
For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com

Source: Carvana